PROSPECTUS DATED AUGUST 15, 1996                    PRICING SUPPLEMENT NO. 5 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-07657
DATED APRIL 8, 1997                                               JULY 29, 1997
                                                                 RULE 424(b)(3)

                     Donaldson, Lufkin & Jenrette, Inc.
                            MEDIUM-TERM NOTES
               	Due Nine Months or More from Date of Issue

The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.

Principal Amount:           $35,000,000       Conversion Date:         N/A

Purchase Price:             100%              Interest Rate:           N/A

Settlement Date                               Day Count:               N/A
(Original Iissue Date):     August 4, 1997

Specified Currency:         US Dollars        Interest Payment Dates:  N/A

Authorized Denomination:    $1,000            First Payment:           N/A

Maturity Date:              May 26, 2000      Optional Repayment Date: Non-call/Life

Interest Rate:              6.31%             Initial Redemption Date: N/A

Day Count:                  30/360            Initial Redemption       N/A
                                              Percentage:

Interest Payment Dates:     Semi-annually     Annual Redemption        N/A
                            June 15, Dec 15   Percentage Reduction:

First  Payment:             12/15/97          Book Entry Note or       B/E
                                              Certificated Note:

Optional Conversion:        N/A               Total Amount of OID:     $0

Notice Date:                N/A               CUSIP:                   25766CAF1


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                    DONALDSON, LUFKIN & JENRETTE
                       SECURITIES CORPORATION